UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

S&W SEED COMPANY

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 506-9191

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 30, 2024, S&W Seed Company (the “Company”) announced that S&W Seed Company Australia Pty Ltd (“S&W Australia”), a wholly-owned subsidiary of the Company, adopted a voluntary plan of administration on July 24, 2024 based on its determination that S&W Australia is likely to become “insolvent” within the meaning of section 436A(1) of Australia’s Corporations Act 2001.

S&W Australia’s entry into voluntary administration constituted an event of default and automatic acceleration of S&W Australia’s obligations under the Amended and Restated Finance Agreement with National Australia Bank Limited (“NAB”), effective November 17, 2023 (as amended to date, the “NAB Finance Agreement”). S&W Australia’s entry into voluntary administration also constituted an event of default (the “Event of Default”) under the Company’s Amended and Restated Loan and Security Agreement with CIBC Bank USA (“CIBC”) dated December 26, 2019 (as amended to date, the “CIBC Loan Agreement”), as a result of a cross-default provision in the CIBC Loan Agreement that is triggered by the event of default under the NAB Finance Agreement. On August 5, 2024, the Company received a waiver for the Event of Default from CIBC. The waiver stipulates that the occurrence of any of the following shall constitute an immediate event of default under the CIBC Loan Agreement, without notice or demand of any kind:

(i)
Any notice of default and/or demand for payment is issued by NAB to the Company under that certain Corporate Guarantee dated as of April 21, 2015, executed and delivered by the Company to NAB (the “Parent Guarantee”), which provides an unsecured guarantee by the Company of certain loan obligations of S&W Australia owing to NAB;
(ii)
The institution of any legal proceedings by NAB against the Company; and
(iii)
NAB takes any other judicial or non-judicial action under the Parent Guarantee or otherwise against the Company in connection with the Parent Guarantee.

In the event that any of the above events occur, the Company must provide immediately written notice to CIBC. The Company is also required to provide written weekly updates, in form and substance satisfactory to CIBC, addressing S&W Australia’s insolvency proceeding and/or any actions or communications from NAB with respect to S&W Australia’s insolvency proceeding or the Parent Guarantee as well as any actions or progress in furtherance of a sale of S&W Australia or all or any material part of its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date: August 6, 2024	By:	/s/ Vanessa Baughman
Vanessa Baughman
Chief Financial Officer